                                                                     EXHIBIT 1.1


            IDENTITY AND BACKGROUND OF BSCI'S DIRECTORS AND OFFICERS


To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSCI's directors and officers.

BSCI's Directors


                          Present Principal                                   Principal Business
Name                      Occupation or Employment     Name of Employer       of Employer            Address of Employer
---------------------     ------------------------     ----------------       ------------------     -------------------

James E. Cayne            Chairman of the Board        The Bear Stearns       Securities             383 Madison Avenue,
                          and Chief Executive          Companies Inc.         broker-dealer          28th Floor, New York,
                          Officer                                                                    New York 10179

Henry S. Bienen           President                    Northwestern           Educational            633 Clark Street,
                                                       University             institution            Evanston, IL 60208

Carl D. Glickman          Private Investor             --                     --                     --

Alan C. Greenberg         Chairman of the              The Bear Stearns       Securities             383 Madison Avenue,
                          Executive Committee          Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Donald J. Harrington      President                    St. John's University  Educational            8000 Utopia Parkway,
                                                                              institution            Queens, New York 11439

Frank T. Nickell          President and Chief          Kelso & Company        Private equity         320 Park Avenue, New York,
                          Executive Officer                                   investing              NY 10022

Paul A. Novelly           Chairman of the Board        Apex Oil Company,      Petroleum              8235 Forsyth Boulevard,
                          and Chief Executive          Inc.                   distribution           Suite 400, Clayton,
                          Officer                                                                    Missouri 63105

Frederic V. Salerno       Director                     The Bear Stearns       Securities             383 Madison Avenue,
                                                       Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Alan D. Schwartz          President and Co-Chief       The Bear Stearns       Securities             383 Madison Avenue,
                          Operating Officer            Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Warren J. Spector         President, Co-Chief          The Bear Stearns       Securities             383 Madison Avenue,
                          Operating Officer and        Companies Inc.         broker-dealer          28th Floor, New York,
                          Director                                                                   New York 10179

Vincent Tese              Chairman                     Wireless Cable         Cable and other        5 Mountain Blvd.,
                                                       International Inc.     subscription           Warren NJ 07059-5650
                                                                              programming

Wesley S. Williams Jr.    President and Chief          Lockhart Cos. Inc.     Real estate,           44 Estate Thomas,
                          Operating Officer,                                  insurance, finance     St. Thomas 00802
                          Co-Chairman and Co-Chief                            and related
                          Executive Officer                                   businesses


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BSCI's Officers


                          Present Principal                                   Principal Business
Name                      Occupation or Employment     Name of Employer       of Employer            Address of Employer
---------------------     ------------------------     ----------------       ------------------     -------------------

James E. Cayne            Chairman of the Board        The Bear Stearns       Securities             383 Madison Avenue,
                          and Chief Executive          Companies Inc.         broker-dealer          28th Floor, New York,
                          Officer of and member of                                                   New York 10179
                          the Executive Committee

Jeffrey M. Farber         Controller of the Company    The Bear Stearns       Securities             383 Madison Avenue,
                                                       Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Alan C. Greenberg         Chairman of the              The Bear Stearns       Securities             383 Madison Avenue,
                          Executive Committee          Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Michael Minikes           Treasurer                    The Bear Stearns       Securities             383 Madison Avenue,
                                                       Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Samuel L. Molinaro Jr.    Executive Vice President     The Bear Stearns       Securities             383 Madison Avenue,
                          and Chief Financial          Companies Inc.         broker-dealer          28th Floor, New York,
                          Officer of the and                                                         New York 10179
                          member of the Executive
                          Committee
Alan D. Schwartz
                          President and Co-Chief       The Bear Stearns       Securities             383 Madison Avenue,
                          Operating Officer and        Companies Inc.         broker-dealer          28th Floor, New York,
                          member of the Executive                                                    New York 10179
                          Committee

Michael S. Solender       General Counsel              The Bear Stearns       Securities             383 Madison Avenue,
                                                       Companies Inc.         broker-dealer          28th Floor, New York,
                                                                                                     New York 10179

Warren J. Spector         President and Co-Chief       The Bear Stearns       Securities             383 Madison Avenue,
                          Operating Officer and        Companies Inc.         broker-dealer          28th Floor, New York,
                          member of the Executive                                                    New York 10179
                          Committee



Notes:

The business address of each director and officer listed above is 383 Madison Avenue, 28th Floor, New York, New York 10179.

Each director and officer listed above is a U.S. citizen.